UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2020

 COMSTOCK RESOURCES, INC.

(Exact Name of Registrant as Specified in its Charter)

STATE OF Nevada	001-03262	94-1667468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5300 Town and Country Boulevard

Suite 500

Frisco, Texas 75034

(Address of Principal Executive Offices)

(972) 668-8800

(Registrant’s Telephone No.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.50 (per share)	CRK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective August 13, 2020, Comstock Resources, Inc. (the “Company”) entered into a fourth amendment (the “Amendment”) to its Amended and Restated Credit Agreement, dated July 16, 2019, as amended (the “Credit Agreement”), by and among the Company, Bank of Montreal, as administrative agent and the lenders party thereto. The Amendment increases the maximum principal amount of senior unsecured debt from $500.0 million to $800.0 million and reaffirms the borrowing base in effect at $1.4 billion.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Please refer to the discussion under Item 1.01 regarding the Amendment which is incorporated under this Item 2.03 by reference.

Item 8.01 Other Events

On August 14, 2020, the Company issued a press release announcing it intends to commence, subject to market conditions, an underwritten public offering of $200.0 million aggregate principal amount of the Company’s 9.75% senior unsecured notes due 2026 (the “Notes”). The Notes are a further issuance of the 9.75% senior unsecured notes due 2026, of which $500 million aggregate principal amount was issued on June 23, 2020 (the “Existing Notes”).  The Notes will be treated as a single series with the Existing Notes under the indenture governing the Existing Notes and will have the same terms as the Existing Notes (other than the initial offering price and the issue date).  The Notes will have the same CUSIP number and will trade interchangeably with the Existing Notes.  The Company expects the Notes and the Existing Notes to be fungible for U.S. federal income tax purposes.

A copy of the press release announcing the offering of the Notes is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 8.01 by reference. The information contained in Item 8.01 of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 are for information purposes only and do not constitute an offer to sell the Notes.

Item 9.01.Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
10.1	Fourth Amendment to Amended and Restated Credit Agreement dated August 13, 2020
99.1	Launch Press Release dated August 14, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMSTOCK RESOURCES, INC.

Dated: August 14, 2020	By:	/s/ Roland O. Burns
Roland O. Burns
President and Chief Financial Officer